                                     EXHIBIT
                                   ITEM 23(i)

                      [LETTERHEAD OF D'ANCONA & PFLAUM LLC]


January 27, 2003

Davis International Series, Inc.
2949 East Elvira Road, Suite 101
Tucson, Arizona 85706

Ladies and Gentlemen:

We have acted as counsel for Davis International Series, Inc. (the "Fund") in connection with the registration under the Securities Act of 1933 (the "Act") of an indefinite number of shares of beneficial interest in the series of the Fund designated as Davis International Total Return Fund and Davis Global Value Fund (collectively, the "Shares") in registration statement No. 33-86578 on Form N-1A (the "Registration Statement").

In this connection we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the Articles of Incorporation and Bylaws of the Fund, actions of the Board of Directors authorizing the issuance of Shares and the Registration Statement.

Based on the foregoing examination, we are of the opinion that upon the issuance and delivery of the Shares in accordance with the Articles of Incorporation and the actions of the Board of Directors authorizing the issuance of the Shares, and the receipt by the Fund of the authorized consideration therefor, the Shares so issued will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.

                                     Very truly yours,

                                     D'Ancona & Pflaum LLC

                                     By /s/ Arthur Don
                                        -------------------------------------
                                        Arthur Don, Member